Investor Contact: Maurice Carson, (650) 318-4700

Media Contact: Anna del Rosario, (650) 318-4500

For Release: July 29, 2010 @ 1:30 P.M. PDT

ACTEL ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS
AND APPOINTS CHAIRMAN

MOUNTAIN VIEW, Calif., July 29, 2010 – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $57.8 million for the second quarter of 2010, up 27.7 percent from the second quarter of 2009 and up 10.5 percent from the first quarter of 2010.

Actel reported net income in accordance with U.S. generally accepted accounting principles (GAAP) of $4.8 million, or $0.18 per diluted share, for the second quarter of 2010 compared with a net loss of $(45.1) million, or $(1.73) per basic and diluted share, for the second quarter of 2009 and a net income of $2.9 million, or $0.11 per diluted share, for the first quarter of 2010.

Non-GAAP net income, which excludes stock-based compensation, expenses associated with restructuring activities, and other non-recurring adjustments, was $6.6 million, or $0.25 per diluted share, for the second quarter of 2010 compared with $14 thousand, or $0.0 per diluted share, for the second quarter of 2009 and $3.8 million, or $0.14 per diluted share, for the first quarter of 2010.

Significant Developments

During the second quarter:

•	Actel announced a comprehensive motor control solution for its SmartFusion family of devices. The combination of an embedded ARM Cortex-M3, FPGA fabric, and programmable analog make SmartFusion very well suited for complex, single chip motor control applications. As part of the motor control offering, Actel announced a partnership with Trinamic, the industry leader in embedded motion control systems.

•	Actel continues to grow the SmartFusion ecosystem with support from Keil, Synopsys and Aplix. The latest release of the Keil MDK-ARM Microcontroller Development Kit supports SmartFusion devices and includes set-up files, device-specific views and example projects. Synopsys’ Synplify Pro® FPGA synthesis tools have been enhanced to offer advanced support and timing optimization. With Aplix Corporation’s picoJBlend™ platform, Actel and its customers are now able to quickly develop and bring to market intelligent smart grid power management solutions.

•	Continuing its commitment to the avionics industry, Actel introduced a new ARINC 429 development kit, leveraging the proven aviation flight heritage of the Core429 IP Core from Actel. The Core429 Development Kit is a hardware development platform designed to simplify the design and debug of a customer’s system incorporating the Core429 IP Core.

Appointment of Chairman

Actel also today announced that J. Daniel McCranie was appointed to serve as Chairman of the Board. Mr. McCranie is an “independent director” as defined in Rule 5605(a)(2) of The Nasdaq Global Market. The Company’s Board of Directors previously did not have a Chairman.

Of the nine publicly-traded companies for which Mr. McCranie has served on the Board of Directors, Actel will be the fourth for which he has served as Chairman. He has also served as the Chairman of Audit, Compensation, Executive, and Nominating and Corporate Governance Committees, been the Chief Executive Officer of two publicly-traded companies and the Executive Vice President of a third publicly-traded company, and managed sales, marketing, mergers and acquisitions, investor relations, and operations. Mr. McCranie’s experience as a member of the Company’s Board of Directors since 2004, in combination with his extensive executive and managerial experience in the semiconductor industry, gives him a deep understanding of the Company and its business and makes him extraordinarily well qualified to serve as Chairman of the Company’s Board of Directors.

“In accordance with good corporate governance practices, the Board decided some time ago to appoint an independent Chairman,” said Robert G. Spencer, Chairman of the Board’s Nominating and Corporate Governance Committee, “and Dan is a great choice. We are pleased that Dan has agreed to lead the Board.” Mr. Spencer served as Lead Independent Director from July 2007 until Mr. McCranie was appointed Chairman on July 27, 2010.

“I’ve known Dan for 30 years,” said John C. East, President and Chief Executive Officer. “I know him to be a guy with extraordinary capabilities. His experience and track record of success speak for themselves. We’re lucky to have him!” Mr. East announced in February 2010 that he will retire as President and Chief Executive Officer of the Company and as a member of the Board of Directors. He will remain in his current roles until a new Chief Executive Officer is in place, and will then serve as a consultant until August 2, 2011. Mr. East is participating in the ongoing search for his successor.

Business Outlook – Third Quarter 2010

The Company believes that revenues in third quarter of 2010 will be up 3 percent to 7 percent sequentially. Gross margin is expected to be about 65 percent. Operating expenses are anticipated to come in at approximately $25.5 million, which excludes an estimated $2.3 million of stock-based compensation expense, $0.2 million associated with the acquisition of Pigeon Point Systems and restructuring charges of $1.7 million. Other income is expected to be about $0.5 million. The non-GAAP tax rate for the quarter is expected to be about 30 percent. Outstanding fully diluted share count is expected to be about 26.3 million shares.

Conference Call

A conference call to discuss second quarter results will be held Thursday, July 29, 2010, at 2:00 p.m. PDT. A live webcast and replay of the call will be available. Webcast and replay access information as well as financial and other statistical information can be found on Actel’s website, www.actel.com.

Non-GAAP Adjustments and Reconciliation

This release includes non-GAAP net income, non-GAAP net income per share data, and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, particularly by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

Forward-Looking Statements

The statements in the paragraph under the heading “Business Outlook – Third Quarter 2010” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-Q, which can be found on Actel’s website, www.actel.com. Actel’s projected revenues and operating results for the third quarter of 2010 are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly financial results and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly. Actel undertakes no obligation to update any information contained in this press release.

About Actel

Actel is the leader in low power FPGAs and mixed signal FPGAs, offering the most comprehensive portfolio of system and power management solutions. Power Matters. Learn more at www.actel.com.

Actel, Actel Fusion, IGLOO, Libero, Pigeon Point, ProASIC, SmartFusion and the associated logos are trademarks or registered trademarks of Actel Corporation. All other trademarks and service marks are the property of their respective owners.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Six Months Ended
	July 4, 2010	Apr. 4, 2010	July 5, 2009	July 4, 2010	July 5, 2009
Net revenues	$57,776	$52,263	$45,227	$110,039	$93,686
Costs and expenses:
Cost of revenues	21,515	19,741	32,595	41,256	53,380
Research and development	15,244	14,727	15,326	29,971	31,719
Selling, general, and administrative	15,041	15,013	13,659	30,054	27,149
Restructuring and asset impairment charges	1,314	14	5,594	1,328	6,713
Amortization of acquisition- related intangibles	193 458	193	192	386	385

Total costs and expenses	53,307	49,688	67,366	102,995	119,346

Income (loss) from operations	4,469	2,575	(22,139)	7,044	(25,660)
Interest income and other, net	432	597	776	1,029	2,528

Income (loss) before tax provision	4,901	3,172	(21,363)	8,073	(23,132)
Tax provision	95	234	23,778	329	24,965

Net income (loss)	$4,806	$2,938	$(45,141)	$7,744	$(48,097)

Net income (loss) per share:
Basic	$0.18	$0.11	$(1.73)	$0.29	$(1.84)

Diluted	$0.18	$0.11	$(1.73)	$0.29	$(1.84)

Shares used in computing net income (loss) per share:
Basic	26,218	26,313	26,146	26,265	26,087

Diluted	26,528	26,527	26,146	26,528	26,087

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	July 4, 2010	Apr. 4, 2010	July 5, 2009	July 4, 2010	July 5, 2009
Cost and expenses:
Non-GAAP cost of revenues	$21,515	$19,741	$19,339	$41,256	$40,124
Adjustments related to excess inventory	—	—	13,256	—	13,256

GAAP cost of revenues	$21,515	$19,741	$32,595	$41,256	$53,380

Non-GAAP research and development	$13,633	$13,590	$14,056	$27,223	$29,161
Adjustments related to stock based compensation and other.	1,611	1,137	1,270	2,748	2,558

GAAP research and development	$15,244	$14,727	$15,326	$29,971	$31,719

Non-GAAP restructuring and asset impairment charges	$—	$-	$-	$—	$-
Adjustments related to restructuring and asset impairments	1,314	14	5,594	1,328	6,713

GAAP restructuring and asset impairment charges	$1,314	$14	$5,594	$1,328	$6,713

Non-GAAP amortization of acquisition-related intangibles	—	$—	$—	$—	$-
Adjustments related amortization of acquisition-related intangibles	193	193	192	386	385

GAAP amortization of acquisition-related intangibles	$193	$193	$192	$386	$385

Non-GAAP selling, general and administrative	$13,666	$14,158	$12,588	$27,824	$25,042
Adjustments related stock based compensation, and other	1,375	855	1,071	2,230	2,107

GAAP selling, general and administrative	$15,041	$15,013	$13,659	$30,054	$27,149

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	July 4, 2010	Apr. 4, 2010	July 5, 2009	July 4, 2010	July 5, 2009
Income (loss) from operations:
Non-GAAP income from operations.	$8,962	$4,774	$(756)	$13,736	$(641)
Adjustments related to excess inventory, restructuring, stock based compensation, and other.	(4,493)	(2,199)	(21,383)	(6,692)	(25,019)

GAAP income (loss) income from operations.	$4,469	$2,575	$(22,139)	$7,044	$(25,660)

Interest income and other, net:
Non-GAAP interest income and other, net	$432	$597	$776	$1,029	$1,812
Adjustments related to insurance reimbursement	-	-	-	-	716

GAAP interest income and other, net	$432	$597	$776	$1,029	$2,528

Income (loss) before tax provision:
Non-GAAP income before tax provision.	$9,394	$5,371	$20	$14,765	$1,171
Adjustments related to excess inventory, restructuring, stock based compensation, and other.	(4,493)	(2,199)	(21,383)	(6,692)	(24,303)

GAAP income (loss) income before tax provision.	$4,901	$3,172	$(21,363)	$8,073	$(23,132)

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Six Months Ended
	July 4, 2010	Apr. 4, 2010	July 5, 2009	July 4, 2010	July 5, 2009
Net income (loss):
Non-GAAP net income	$6,576	$3,760	$14	$10,336	$820
Adjustments related to excess inventory, restructuring, stock based compensation, other and tax	(1,770)	(822)	(45,155)	(2,592)	(48,917)

GAAP net income (loss)	$4,806	$2,938	$(45,141)	$7,744	$(48,097)

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.25	$0.14	$-	$0.39	$0.03
Adjustments related to excess inventory, restructuring, stock based compensation, other and tax	(0.07)	(0.03)	(1.73)	(0.10)	(1.87)

GAAP net income (loss) per share	$0.18	$0.11	$(1.73)	$0.29	$(1.84)

Diluted:
Non-GAAP net income per share	$0.25	$0.14	$-	$0.39	$0.03
Adjustments related to excess inventory, restructuring, stock based compensation, other and tax	(0.07)	(0.03)	(1.73)	(0.10)	(1.87)

GAAP net income (loss) per share	$0.18	$0.11	$(1.73)	$0.29	$(1.84)

ACTEL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 4, 2010	Jan. 3, 2010
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$35,558	$45,994
Short-term investments	124,454	106,007
Accounts receivable, net	44,121	19,112
Inventories, net	36,417	37,324
Deferred income taxes	1,729	1,729
Prepaid expenses and other current assets	6,237	8,166

Total current assets	248,516	218,332
Long-term investments	2,812	663
Property and equipment, net	20,651	22,969
Goodwill and other intangible assets, net	34,553	34,939
Deferred income taxes	—	-
Other assets, net	28,960	30,099

	$335,492	$307,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,334	$10,262
Accrued compensation and employee benefits	8,826	8,206
Accrued licenses	4,298	4,996
Other accrued liabilities	4,859	5,422
Deferred income on shipments to distributors	39,917	22,867

Total current liabilities	74,234	51,753
Deferred compensation plan liability	5,428	5,470
Deferred rent liability	1,274	1,590
Accrued sabbatical compensation	2,844	2,805
Other long-term liabilities, net	10,897	11,921

Total liabilities	94,677	73,539
Shareholders’ equity	240,815	233,463

	$335,492	$307,002

ACTEL CORPORATION

SUPPLEMENTAL HISTORICAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	July 4, 2010	Apr. 4, 2010	July 5, 2009	July 4, 2010	July 5, 2009
Non-GAAP Operations Information
Percent of Revenue
Gross Margin	62.8%	62.2%	57.2%	62.5%	57.2%
R&D Expense	23.6%	26.0%	31.1%	24.7%	31.1%
SG&A Expense	23.7%	27.1%	27.8%	25.3%	26.7%
Depreciation and Amortization
Expense (000’s)	2,902	2,995	3,257	5,897	6,754
Capital Expenditures (000’s)	1,954	1,817	1,382	3,770	3,527
Revenue by Technology
Flash	29%	24%	29%	27%	26%
Other	71%	76%	71%	73%	74%
Revenue by Geographic Region
North America	46%	54%	52%	50%	52%
Europe	33%	20%	25%	27%	26%
Asia Pacific/Rest of World	21%	26%	23%	23%	22%
Revenue by Channel
OEM	25%	37%	29%	31%	31%
Distribution	75%	63%	71%	69%	69%
Revenue by Market Segment
Communication	9%	7%	7%	8%	7%
Consumer	12%	16%	20%	14%	18%
Industrial	36%	31%	34%	34%	36%
Aero/Military	43%	46%	39%	44%	39%

Market segment numbers are based on our estimate of end uses by our customers.

FLASH Technology products are defined as – ProASIC, ProASIC Plus, ProASIC 3, ProASIC 3 Low Power, IGLOO, IGLOO Plus, and FUSION project families.